CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Rx Safes Inc.

(A Development Stage Company)

Henderson, NV

We hereby consent to the inclusion in this Registration Statement on form S-1A of our report dated April 25, 2014 relating to the financial statements of Rx Safes Inc. as of and for the years ended December 31, 2013 and December 31,2012 and for the period from June 1, 2010 (Inception) through December 31, 2013.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ZBS Group LLP

ZBS Group LLP

Plainview, New York

July 8, 2014